UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 2, 2011

KOPPERS HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Commission File No. 1-32737

Pennsylvania	20-1878963
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

436 Seventh Avenue Pittsburgh, Pennsylvania	15219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 227-2001

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 2, 2011, Koppers Holdings Inc. (the “Company”) committed to cease operations at its carbon black manufacturing facility in Kurnell, New South Wales, Australia. The decision was made as a result of a detailed analysis of the manufacturing assets in light of deteriorating operating conditions including raw material availability and cost, competition in export markets due to the strength of the Australian dollar, and a variety of other factors. Manufacturing operations at the facility will cease during the week of December 5, 2011 and the facility will transition to closure over the next four months.

The Company expects the closure plan to result in a pre-tax charge to earnings of approximately $14 to $18 million over two years. The total after-tax charge to earnings for the closure costs is expected to be approximately $7 to $9 million, of which approximately $6 to $8 million is expected to be incurred in the fourth quarter of 2011. Estimates of the total pre-tax amount the Company expects to incur for each major type of cost associated with the closure plan are: (i) severance costs of approximately $3 million, (ii) demolition costs of approximately $5 to $6 million, (iii) site remediation costs of approximately $5 to $8 million, and (iv) inventory write-downs of approximately $1 million.

Of the pre-tax charges of $14 to $18 million, approximately $12 to $16 million is expected to negatively impact cash flow, of which approximately $1 million is expected to be paid during the fourth quarter of 2011. The net cash impact of the closure is estimated to be minimal due to the positive effect of reduced working capital combined with tax deductions that are expected to reduce future income tax payments.

In connection with the foregoing, the Company issued a press release on December 5, 2011, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated December 5, 2011

Forward-Looking Statements

The statements made in this Form 8-K regarding the amount and timing of the charge to earnings the Company expects to record, the estimates of the total costs expected for each major type of cost and the expected cash outlays constitute forward looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those expressed by these forward-looking statements as a result of various important factors, including: finalization of employee severance arrangements; finalization of the accounting impact of the closure; higher than expected demolition, site clearing, environmental remediation or asset retirement costs; and other factors and risks discussed in the Company’s latest annual report on Form 10-K. In addition, the forward-looking statements represent estimates only as of today and should not be relied upon as representing estimates as of any subsequent date. The Company disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 6, 2011

KOPPERS HOLDINGS INC.

By:	/s/ Steven R. Lacy
Steven R. Lacy
Senior Vice President, Administration, General Counsel and Secretary

EXHIBIT INDEX

Number	Description

99.1	Press Release dated December 5, 2011